EXHIBIT 10.2
EXHIBIT A
          THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
          THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 6, 2006, AMONG JK ACQUISITION CORP. (THE “COMPANY”), MULTI-SHOT, INC., MULTI-SHOT, LLC, CATALYST HALL GROWTH CAPITAL MANAGEMENT CO., LLC, AS MEMBERS’ RESPRESENTATIVE, AND THE MEMBERS OF MULTI-SHOT, LLC (AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”). A COPY OF THE AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

[ ] Shares	Warrant No. [___]
WARRANT TO ACQUIRE SHARES OF COMMON STOCK OF
JK ACQUISITION CORP.
          This is to certify that, in consideration of valuable consideration, which is hereby acknowledged as received, [                    ], its successors and registered assigns, is entitled at any time after the Closing Date (as defined in the Agreement) to exercise this Warrant to acquire as an Earnout Award pursuant to Section 2.06 of the Agreement, [                    ] (___) shares of common stock, par value $0.0001 per share of JK ACQUISITION CORP., a Delaware corporation (which shall be renamed MS Energy Services, Inc. at the Effective Time)(the “Company”), and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Agreement. All capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Agreement.
1.	Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the Effective Time and terminating at 5:00 p.m., New York City local time on [ ] [___], 2010 (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Warrants must apply equally to all of the Warrants.

2.	Exercise of Warrants.
          (a) Payment. A Warrant may be exercised by the registered holder thereof by surrendering it, at the office of the Company, for the number of shares of Common Stock which the registered holder is entitled to receive as an Earnout Award pursuant to Section 2.06 of the Agreement, as well as any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for shares of Common Stock, and the issuance of the Common Stock. The registered holder shall not be required to provide any additional consideration upon the exercise of the Warrant or the issuance of Common Stock upon exercise of a Warrant.

          (b) As soon as practicable after the exercise of any Warrant, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled pursuant to the exercise of the Warrant, registered in such name or names as may be directed by him, her or it, and additionally if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Act and all applicable state securities laws with respect to the Common Stock is effective or an exemption under the Act and all applicable state securities laws is available for the issuance.
          (c) All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.
          (d) Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are re-opened, which shall be the earliest practical date available to the Company.
3.	No Fractional Shares. Notwithstanding any other provision of this Warrant or the Agreement, no fractional shares of Common Stock shall be issued pursuant to the terms of this Warrant, and no Member shall be entitled to receive a fractional share of Common Stock pursuant to the terms of this Warrant.
4.	Transfer and Exchange of Warrants.
          (a) Registration of Transfer. The Company shall register the transfer, from time to time, of any outstanding Warrant in the Warrant register, upon the surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.
          (b) Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants.
          (c) Partial Exercise. If the Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing shares of Parent Common Stock, deliver to holder a new Warrant evidencing the unexercised rights of holder to acquire shares of Parent Common Stock called for by the Warrant, which new Warrant shall in all other respects be identical with the original Warrant.
          (d) Service Charges. No service charge shall be made for any exchange of Warrants.
5.	Other Provisions Relating to Rights of Holders of Warrants.

          (a) No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. The holder shall be entitled to all rights of a stockholder of the Company with respect to shares of Common Stock issuable upon exercise of this Warrant immediately upon such exercise notwithstanding that a certificate representing such shares Common Stock has not been issued.
          (b) Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.
          (c) Reservation of Common Stock. The Company shall at all times that any Warrant is outstanding reserve and keep available a number of its authorized but unissued             shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.
          (d) Registration of Common Stock. The registration of the Common Stock issuable pursuant to the terms of this Warrant shall be subject to that certain Registration Rights Agreement, dated [                     ___], 2006 by and between the Company, the Members’ Representative and the members of Multi-Shot, LLC.
6.	Miscellaneous Provisions.
          (a) Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns.
          (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):
if to the Company:
JK Acquisition Corp.
5847 San Felipe, Suite 4350
Houston, Texas
Facsimile No.: (713) 783-9750
Attention: James P. Wilson

with a copy to:
Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Facsimile No.: (214) 758-1550
Attention: Fred S. Stovall, Esq.
if to Holder, to the address reflected on the register of Warrants kept by the Company, with a copy to the Members’ Representative at:
Catalyst Hall Growth Capital Management Co., LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Facsimile No.: (713) 623-0473
Attention: Ron Nixon and Rick Herrman
          (c) Applicable law. The validity, interpretation, and performance of the Warrants shall be governed in all respects by the laws of the State of Delaware, applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. In any action between the parties hereto arising out of or relating to the Warrants: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in Harris County, Texas or the United States District Court for the Southern District of Texas and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.
          (d) Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants. All covenants, conditions, stipulations, promises, and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.
          (e) Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          (f) Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.
          (g) Other. This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Agreement, to all terms and provisions of which the registered holder of this Warrant, by acceptance of this Warrant, assents. Reference is hereby made to the Agreement for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. A copy of the Agreement is on file at the office of the Company.
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     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on this [___] day of [                    ], 2006.

JK ACQUISITION CORP.

By:
Name:
Title:

Form of Warrant – Signature Page